Novavax Announces Exercise of Option to Purchase Additional Shares and Closing of Public Offering

Gaithersburg, MD (June 11, 2014) Novavax, Inc. (Nasdaq: NVAX), a clinical-stage biopharmaceutical company focused on the discovery, development and commercialization of recombinant nanoparticle vaccines and adjuvants, today announced the closing of the underwritten public offering priced on Thursday, June 5, 2014.

The company issued 28,750,000 shares of its common stock, including 3,750,000 shares pursuant to the underwriters’ option to purchase additional shares. The shares were issued at $4.00 per share resulting in total gross proceeds from this offering of $115,000,000, before deducting the underwriters discount and offering expenses.

Novavax intends to use a portion of the net proceeds from this offering to expand the clinical development of its RSV F-protein nanoparticle vaccine candidate through the initiation of a Phase 2 clinical trial in elderly subjects later this year. This trial has been added to the company’s commitment to initiate RSV clinical trials in the pediatric and maternal immunization indications in the fourth quarter of 2014. Together, these three separate Phase 2 trials will advance the development of the RSV F-protein vaccine candidate in all three of its primary indications, supporting the company’s goal of accelerating the timelines to first approval. Additionally, the company intends to use certain of the net proceeds for general corporate purposes, the advancement of its influenza vaccine candidates and its pre-clinical research programs, manufacturing and process development activities, capital expenditures and other strategic purposes.

Citigroup and JP Morgan acted as joint book-running managers of the offering. Piper Jaffray acted as lead manager, and FBR and Ladenburg Thalmann & Co. acted as co-managers.

The shares described above were issued pursuant to a final prospectus supplement and accompanying prospectus. The company filed the final prospectus supplement relating to the offering with the Securities and Exchange Commission (“SEC”) on June 9, 2014, which is available along with the accompanying prospectus filed with the SEC in connection with the company’s shelf registration statement on Form S-3, previously declared effective by the SEC, on the SEC’s website at www.sec.gov. Copies of the final prospectus supplement and the accompanying prospectus may be obtained from Citigroup and JP Morgan, Attention: Citigroup, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, by telephone at (800) 831-9146; or J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717 or by telephone: (866) 803-9204.

This press release does not and shall not constitute an offer to sell or the solicitation of an offer to buy, nor will there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction

About Novavax

Novavax, Inc. (Nasdaq: NVAX) is a clinical-stage biopharmaceutical company creating vaccines and vaccine adjuvants to address a broad range of infectious diseases worldwide. Using innovative proprietary recombinant nanoparticle vaccine technology, the company produces vaccine candidates to efficiently and effectively respond to both known and newly emergent diseases.

Forward-Looking Statements

Statements contained in this release, including those relating to the sale of common stock, and those statements using words such as “expects” and “intends” are forward-looking statements that involve a number of risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. These risks and uncertainties include, but are not limited to: our ability to successfully complete the offering on terms and conditions satisfactory to us; the possible adverse impact on the market price of our shares of common stock due to the dilutive effect of the securities to be sold in the offering; capital market risks; our ability to raise additional capital when needed; and other risk factors identified from time to time in the reports we file with Securities and Exchange Commission (SEC), including our Annual Report on Form 10-K,Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, which are available at www.sec.gov. We caution investors not to place considerable reliance on the forward-looking statements contained in this press release. The forward-looking statements in this press release speak only as of the date of this document, and we undertake no obligation to update or revise any of the statements. Our business is subject to substantial risks and uncertainties, including those referenced above. Investors, potential investors, and others should give careful consideration to these risks and uncertainties.

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Contact:	Barclay A. Phillips

SVP, Chief Financial Officer and Treasurer

Novavax, Inc.

240-268-2000